Exhibit 10.2

AMENDED AND RESTATED

PROMISSORY NOTE

$50,000,000	Las Vegas, Nevada	March 6, 2008

FOR VALUE RECEIVED, Power-One, Inc., a Delaware corporation (“Borrower”) hereby promises to pay to PWER Bridge, LLC, a Nevada limited liability company (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at 1111 West Bonanza, Las Vegas, Nevada, 89106, or such other place as is designated by Lender from time to time, the principal sum of Fifty Million Dollars ($50,000,000), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.  This promissory note (this “Note”) is the Note referenced in that certain Amended and Restated Term Loan Agreement dated March 6, 2008 by and between Borrower and Lender (the “Loan Agreement”).  Capitalized terms used herein without definition but that are defined in the Loan Agreement shall have the meaning given to such terms in the Loan Agreement.

1.             Payment Schedule and Maturity Date.  The entire principal balance of this Note then unpaid shall be due and payable in full on April 30, 2010 (the “Maturity Date”), the final maturity of this Note.  Accrued unpaid interest shall be due and payable on first day of each succeeding month after the date hereof until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.

2.             Interest.

a.             Interest Rate.  Interest on the outstanding principal balance of this Note shall accrue at the per annum interest rate of twelve percent (12%) (the “Note Rate”).

b.             Computations and Determinations.  All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  Lender shall determine each interest rate applicable to any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document (the “Indebtedness”), in accordance with this Note, and its determination thereof shall be conclusive in the absence of manifest error.  The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Note, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

c.             Past Due Rate.  Any principal of, and to the extent permitted by applicable law, any interest on this Note, and any other sum payable hereunder, which is not paid when due shall bear interest, from the date due and payable until paid, payable on demand, at a rate per annum (the “Past Due Rate”) equal to the then-applicable Note Rate plus three percent (3%).

3.             Prepayment.  Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that:  (a) Lender shall have actually received from Borrower prior written notice of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000,000 or a larger integral multiple of $100,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment.

4.             Certain Provisions Regarding Payments.  All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents or the Collateral Documents, in such manner and order as Lender may elect in its sole discretion.  All permitted prepayments on this Note shall be applied as directed by Borrower or, if no such direction is given and as to any other types of payments, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Lender under the Loan Documents or the Collateral Documents, in such manner and order as Lender may elect in its sole discretion, including but not limited to application to principal installments in inverse order of maturity.  Remittances in payment of any part of the indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in immediately available U.S.  funds and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way excuse the existence of a Default.

5.             Defaults.

a.             Upon the occurrence of an Event of Default, Lender shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents and under the Collateral Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable) and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, under any Collateral Document, or at law or in equity.

b.             All of the rights, remedies, powers and privileges (together, “Rights”) of Lender provided for in this Note and in any other Loan Document or in any Collateral Document are cumulative of each other and of any and all other Rights at law or in equity.  The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right.  No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time.  No failure by Lender to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Event of Default or as a waiver of any Right.  Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Lender to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

c.             If any holder of this Note retains an attorney in connection with any Event of Default or at maturity or to collect, enforce or defend this Note or any other Loan Document or any Collateral Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document or any Collateral Document, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lender hereunder and under the other Loan Documents and under the Collateral Documents, all reasonable out of pocket costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, reasonable out of pocket attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

6.             Commercial Purpose.  Borrower warrants that the Loan is being made solely for the purposes set forth in Section 1.1 of the Loan Agreement, and/or Borrower is a business or commercial organization.  Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

7.             Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, permitted successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrower or Lender to assign the Loan except as otherwise permitted under the Loan Documents.  To the extent permitted under the Loan Agreement, Lender may, at any time, sell, transfer, or assign this Note and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement.

8.             General Provisions.  Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; and (c) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them.

9.             Time of the Essence.  Time is of the essence with respect to Borrower’s obligations under this Note.

10.           Severability.  If it is determined by a court of competent jurisdiction, government action or binding arbitration that any provision of this Note (or part thereof) is invalid, illegal, or otherwise unenforceable in any jurisdiction, such provision shall be enforced in such jurisdiction as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Note shall remain in full force and effect and bind the parties according to its terms, and any such determination shall not invalidate or render unenforceable such provision in any other jurisdiction.  By way of clarification, in no event will the interest due hereunder exceed the maximum amount permitted under applicable law.  To the extent any provision of this Note (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) shall be deemed not to be a part of this Note; provided that in such event the parties shall use their reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Note.

11.           Modification; Amendment.  No modification of, or amendment to, this Note shall be effective unless in writing signed by both parties.  This Note shall not be supplemented or modified by any course of dealing or other trade usage.

12.           Headings.  All section headings are for convenience only and shall not be construed as part of this Note or as a limitation or expansion of the scope of the sections to which they refer.

13.           Choice of Law; Venue.  This Note is governed by Nevada law without regard to conflicts of laws principals.  Any action brought hereunder or in connection with the Loan Documents shall be brought in the state or federal courts located in Clark County, Nevada.  Each party waives any claim of inconvenient forum.

13.           Notices.  All notices shall be sent as set forth in the Loan Agreement.

SIGNATURE PAGE FOLLOWS.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

Power-One, Inc., a Delaware corporation

By:	/s/ R. HOLLIDAY
	Name:	Randall H. Holliday
	Title:	Secretary

Solely for the purpose of satisfying the provisions of Section 11 of that certain Promissory Note, dated as of October 23, 2006, payable by the Borrower to the Lender in the principal amount of Fifty Million Dollars ($50,000,000), Lender hereby acknowledges that Lender has agreed to the terms of this Amended and Restated Promissory Note.

LENDER:

PWER Bridge, LLC,
a Nevada limited liability company

By:	/s/ WILLIAM B. KEISLER
Name:	William B. Keisler
Title:	Authorized Representative